Exhibit 99.1

Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Fourth Quarter and Full Year 2014 Financial Results

Highlights

•	Generated Core FFO of $13.5 million or $0.10 per diluted common share for the fourth quarter of 2014. For the full year, generated Core FFO of $32.0 million or $0.30 per diluted common share.

•	Generated NAREIT defined funds from operations (“FFO”) of $6.5 million or $0.05 per diluted common share for the fourth quarter of 2014. For the full year generated FFO of $12.3 million or $0.11 per diluted common share.

•	Generated adjusted funds from operations (“AFFO”) of $13.1 million or $0.09 per diluted common share for the fourth quarter of 2014. For the full year, generated AFFO of $31.6 million or $0.29 per diluted common share.

•	Reaffirming Core FFO guidance of $0.45 - $0.50 per diluted common share for the full year 2015 and acquisition volume of $600.0 million - $900.0 million for 2015.

•	Increased the quarterly common stock dividend 43% to $0.05 per common share, paid on January 15, 2015 to holders of record as of December 31, 2014.

•	In December 2014, raised $336.1 million of net proceeds through a public offering of 59,800,000 shares of common stock.

•	In December 2014, the Company launched the €352.5 million Gramercy European Property Fund with investment partners EJF Capital LLC, Fir Tree Partners and Senator Investor Group LP, targeting single-tenant net leased assets and sale-leaseback opportunities across Europe. Simultaneously, the Company acquired ThreadGreen Europe Limited, providing the Company with immediate in-house investment and management capabilities throughout Europe.

•	During the fourth quarter of 2014, acquired 13 properties in 12 separate transactions for a total purchase price of approximately $162.4 million (initial cap rate 7.2% and annualized straight-line cap rate 7.8%) with an average weighted lease term of 8.1 years. Exceeded projected acquisition target of $600.0 million for 2014, acquiring 100 properties in 28 separate transactions for a total purchase price of approximately $636.5 million.

•	Subsequent to year end, the Company acquired nine additional properties for a total purchase price of approximately $144.5 million (6.8% initial cap rate; 7.2% annualized straight-line cap rate) with an average weighted lease term of approximately 9.8 years.

1

Summary

NEW YORK, N.Y. – March 6, 2015 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $7.2 million, or $0.05 per fully diluted common share for the three months ended December 31, 2014 and net income to common stockholders of $44.6 million, or $0.41 per fully diluted common share for the full year ended December 31, 2014. For the quarter, the Company generated FFO of $6.5 million, or $0.05 per fully diluted common share, and for the year ended December 31, 2014, FFO was $12.3 million, or $0.11 per fully diluted common share. FFO and net loss to common stockholders includes acquisition costs of $2.9 million or $0.02 per diluted common share and other-than-temporary impairment (“OTTI”) on its retained bonds of $4.1 million or $0.03 per diluted common share for the quarter ended December 31, 2014. For the year, acquisition costs were $6.2 million or $0.06 per diluted common share and OTTI was $4.8 million or $0.04 per diluted common share. For the quarter, the Company generated Core FFO of $13.5 million, or $0.10 per fully diluted common share, and for the year ended December 31, 2014, Core FFO was $32.0 million, or $0.30 per fully diluted common share. For the quarter, the Company generated AFFO of $13.1 million, or $0.09 per fully diluted common share, and for the year ended December 31, 2014, AFFO was $31.6 million, or $0.29 per fully diluted common share. A reconciliation of FFO, Core FFO and AFFO to net income available to common stockholders is included on page 10 of the press release.

The Company also reaffirms its previously announced outlook for 2015 with an expected Core FFO of $0.45 - $0.50 per diluted common share. This assumes contribution from asset management business of approximately $4.4 million net of tax, management, general and administrative expenses of approximately $17.0 million, including non-cash stock compensation expense and 2015 acquisitions having an aggregate gross purchase price (including debt assumed) of $600.0 million - $900.0 million (inclusive of the Company’s previous announcement to acquire 12 assets from Dividend Capital Diversified Property Fund Inc. for approximately $399.0 million).

The Company declared a fourth quarter 2014 dividend of $0.05 per common share, an increase of approximately 43% over the previous quarterly dividend.

For the fourth quarter of 2014, the Company recognized total revenues of approximately $37.4 million, an increase of 9.0% over total revenues of $34.3 million reported in the prior quarter. Total revenues for the year ended December 31, 2014 were approximately $107.9 million as compared to $56.7 million for the prior year.

Common Stock Offering

In December 2014, the Company completed an underwritten public offering of 59,800,000 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase 7,800,000 additional shares of common stock. The shares of common stock were issued at a public offering price of $5.90 per share and the net proceeds from the offering were approximately $336.1 million. A portion of the net proceeds were used to repay all outstanding borrowings under the Company’s revolving credit facility and to fund previously announced acquisitions. The remaining proceeds will be used for general corporate purposes, including acquisitions of target assets with the Company’s investment strategies and for working capital purposes.

2

Gramercy Europe Property Fund

In December 2014, the Company launched the €352.5 million Gramercy European Property Fund with investment partners EJF Capital LLC, Fir Tree Partners and Senator Investor Group LP, targeting single-tenant net leased assets and sale-leaseback opportunities across Europe. The Company has a total commitment of €50.0 million to the fund, none of which has been funded as of December 31, 2014. Simultaneously, the Company acquired ThreadGreen Europe Limited (renamed “Gramercy Europe Asset Management”). With the Gramercy Europe Asset Management purchase, Gramercy has a fully-integrated presence in Europe, including investment personnel, asset management capability as well as all support functions in those areas. Principals of the Company and Gramercy Europe Asset Management worked together for a number of years at W. P. Carey & Co., where Alistair Calvert, Managing Director of Gramercy Europe Asset Management, along with Michael Heal, Director of Gramercy Europe Asset Management, ran the London office of W. P. Carey from December 2004 to June 2006. Gramercy Europe Asset Management currently manages approximately €146.4 million in single-tenant industrial and office assets located in Germany, Finland and Switzerland.

Through Gramercy Europe Asset Management, the Company will earn revenues on its pro-rata interest in the Gramercy European Property Fund, asset management fees on the third-party capital invested in the fund and asset management revenues on properties currently managed by Gramercy Europe Asset Management.

Property Acquisitions

In 2014, the Company acquired 100 properties aggregating to approximately 9.0 million square feet in 28 transactions for a total purchase price of approximately $636.5 million, including the acquisition of the remaining 50.0% equity interest in the Bank of America Portfolio.

In the fourth quarter of 2014, the Company acquired 13 properties in 12 separate transactions for a total purchase price of approximately $162.4 million (7.2% initial cap rate; 7.8% annualized straight-line cap rate) with a weighted average lease term of approximately 8.1 years. Subsequent to year end, the Company acquired nine additional properties for a total purchase price of approximately $144.5 million (6.8% initial cap rate; 7.2% annualized straight-line cap rate) with a weighted average lease term of approximately 9.8 years.

Two of the nine subsequent acquisitions were acquired on March 5, 2015 for a total purchase price of approximately $62.5 million. The first property is an approximately 207,000 square foot R&D manufacturing facility located in San Jose, California, which is leased through October 2027 to a leading precision sheet metal fabrication company. The second property is an approximately 215,000 square foot manufacturing and warehouse facility located in Kent, Washington (Seattle MSA), which is leased to two tenants with a 6-year average weighted lease term.

3

Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)

				Purchase		Cash	S/L
Location	MSA	Property Type	Square Feet	Price	Occupancy	NOI	NOI
Industrial Portfolio
Bolingbrook, IL	Chicago	Class B Industrial	225,203	$14,750	100%	$918	$1,084
Downers Grove, IL	Chicago	Class B Industrial	109,000	10,510	100%	689	784
Hamlet, NC	Greater Charlotte	Class B Industrial	310,673	12,355	100%	988	1,053
Buffalo Grove, IL / Burr Ridge, IL (1)	Chicago	Class B Industrial	107,014	9,250	100%	710	754
Midway, GA	Savannah	Class A Industrial	502,854	20,000	100%	1,372	1,497
Groveport, OH	Columbus	Class B Industrial	240,000	7,200	100%	602	619
Lewisville, TX	Dallas/Ft. Worth	Class B Industrial	115,459	6,800	100%	516	537
Rolling Meadows, IL	Chicago	Class B Industrial	93,614	9,870	100%	740	804
Puyallup, WA	Seattle	Class B Industrial	108,644	11,600	100%	704	794
Morrow, GA	Atlanta	Class B Industrial	203,850	7,000	100%	506	531
Miami, FL	Miami	Class B Industrial	187,749	10,060	100%	773	846

Office/Banking Center Portfolio
Westlake Village, CA	Los Angeles	Class B Office	253,720	43,000	100%	3,152	3,398
			2,457,780	$162,395	100%	$11,670	$12,701

Closed Since Quarter End
Kent, WA	Seattle	Class B Industrial	214,970	$18,500	100%	$1,113	$1,179
San Jose, CA	San Francisco	Class B Industrial	207,006	44,000	100%	2,785	3,038
Milwaukee, Oak Creek, Sussex, WI (2)	Milwaukee	Class B Industrial	452,752	19,750	100%	1,704	1,745
Charlotte, NC	Charlotte	Class B Office	113,600	18,200	100%	1,224	1,361
Milford, CT	New Haven	Industrial - Truck Terminal	24,450	6,400	100%	463	456
Cinnaminson, NJ	Philadelphia	Class B Industrial	465,000	27,060	100%	1,651	1,800
St. Louis, MO	St. Louis	Class B Industrial	211,000	10,610	100%	833	844
			1,688,778	$144,520	100%	$9,773	$10,423

(1) Portfolio includes two separate properties.

(2) Portfolio includes three separate properties.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $1.0 billion of commercial properties throughout the United States.

In the fourth quarter 2014, Gramercy Asset Management recognized fee revenues of $6.2 million in property management, asset management, and administrative fees, as compared to $4.8 million at the end of the prior quarter. The increase in fees for the fourth quarter of 2014 is primarily attributable to incentive and disposition fees earned on properties sold in the managed portfolio. For the year ended December 31, 2014 fee revenue was $25.0 million as compared to $40.9 million in the prior year. The decrease in fee revenue on an annual basis was primarily attributable to $10.2 million of incentive fees earned under the prior contract with KBS Real Estate Investment Trust, Inc. (“KBS”) and discontinuation of fee revenue on the Bank of America Portfolio subsequent to the Company’s acquisition of its partner’s interest in the Bank of America Joint Venture in June 2014. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS.

4

Corporate

As of December 31, 2014, the Company maintained approximately $400.1 million of liquidity at quarter end, as compared to approximately $189.1 million of liquidity reported the prior quarter. Liquidity includes $200.1 million of unrestricted cash as compared to approximately $24.1 million reported at the end of the prior quarter. As of December 31, 2014, there were no borrowings outstanding under the Revolving Unsecured Credit Facility.

Subsequent to quarter end, the Company expanded its senior unsecured credit facility, increasing the revolving borrowing capacity to $400.0 million, for an aggregate borrowing capacity of $600.0 million for the credit facility.

Management, general and administrative (“MG&A”) expenses were $4.8 million for the quarter ended December 31, 2014, approximately the same as the prior quarter. MG&A expenses were $18.4 million and $18.2 million for the twelve months ended December 31, 2014 and 2013, respectively. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended		Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2014	2013
Corporate / Investments	$3,958	$4,296	$15,597	$14,446
Asset Management	800	523	2,819	3,764
Total	$4,758	$4,819	$18,416	$18,210

MG&A expenses includes non-cash stock compensation costs of approximately $712 thousand and $742 thousand for the three months ended December 31, 2014 and September 30, 2014, respectively. Non-cash compensation cost was $2.6 million and $2.1 million for the year ended December 31, 2014 and 2013, respectively.

Dividends

The Board of Directors authorized and the Company declared a dividend of $0.05 per common share for the fourth quarter of 2014, an increase of approximately 43% from the prior quarterly dividend, which was paid on January 15, 2014 to holders of record as of December 31, 2014.

The Board of Directors also authorized and the Company declared the Series B preferred stock quarterly dividend for the period including the original issue date to and including December 31, 2014 in the amount of $0.67292 per share. The preferred stock dividend was paid on December 31, 2014 to holders of record as of December 15, 2014.

5

Company Profile

Gramercy Property Trust Inc. is a leading global investor and asset manager of commercial real estate. Gramercy specializes in acquiring and managing single-tenant, net-leased industrial and office properties purchased through sale-leaseback transactions or directly from property developers and owners. We focus on income producing properties leased to high quality tenants in major markets in the United States and Europe. Gramercy is organized as a Real Estate Investment Trust.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Friday, March 6, 2015, at 11:00 AM EST to discuss fourth quarter and full year 2014 financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com. The presentation may also be accessed by dialing (888) 317-6016 or, for international participants (412) 317-6016.

A replay of the call will be available from March 6, 2015 at 2:00 PM EST through March 21, 2015 by dialing (877) 344-7529 or, for international participants (412) 317-0088, using the access code 10059374.

Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

6

Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	December 31,	December 31,
	2014	2013
Assets:
Real estate investments, at cost:
Land	$239,503	$73,131
Building and improvements	828,117	264,581
Less: accumulated depreciation	(27,598)	(4,247)
Total real estate investments, net	1,040,022	333,465
Cash and cash equivalents	200,069	43,333
Restricted cash	1,244	179
Joint ventures and equity investments	-	39,385
Servicing advances receivable	1,485	8,758
Retained CDO bonds	4,293	6,762
Tenant and other receivables, net	15,398	5,976
Acquired lease assets, net of accumulated amortization of $15,168 and $1,596	200,231	40,960
Deferred costs, net of accumulated amortization of $1,908 and $634	10,355	5,815
Goodwill	3,840	-
Other assets	23,063	7,030
Total assets	$1,500,000	$491,663

Liabilities and Equity:
Liabilities:
Secured revolving credit facility	$-	$45,000
Exchangeable senior notes, net	107,836	-
Senior unsecured term loan	200,000	-
Mortgage notes payable	161,642	122,180
Total long term debt	469,478	167,180
Accounts payable and accrued expenses	18,806	11,517
Dividends payable	9,579	37,600
Accrued interest payable	2,357	81
Deferred revenue	11,592	1,581
Below-market lease liabilities, net of accumulated amortization of $3,961 and $300	53,826	6,077
Derivative instruments, at fair value	3,189	302
Other liabilities	8,263	852
Total liabilities	577,090	225,190
Commitments and contingencies	-	-
Noncontrolling interest in operating partnership	16,129	-

Equity:
Common stock, par value $0.001, 220,000,000 and 100,000,000 shares authorized, and 186,945,569 and 71,313,043 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	187	71
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, and 3,525,822 shares, issued and outstanding at December 31, 2013.	-	85,235
Series B cumulative redeemable preferred stock, par value $0.001, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at December 31, 2014.	84,394	-
Additional paid-in-capital	1,768,837	1,149,896
Accumulated other comprehensive loss	(3,703)	(1,405)
Accumulated deficit	(942,934)	(967,324)
Total equity	906,781	266,473
Total liabilities and equity	$1,500,000	$491,663

7

Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental revenue	$22,567	$5,697	$60,258	$12,181
Management fees	6,166	10,621	25,033	40,896
Operating expense reimbursements	8,266	439	20,604	1,203
Interest income	431	484	1,824	1,717
Other income	(3)	471	221	707
Total revenues	37,427	17,712	107,940	56,704
Expenses:
Property operating expenses:
Property management expenses	3,842	4,853	17,500	20,868
Property operating expenses	8,342	508	21,120	1,411
Total property operating expenses	12,184	5,361	38,620	22,279
Other-than-temporary impairment	4,073	320	4,816	2,002
Depreciation and amortization	13,957	2,533	36,408	5,675
Interest expense	5,516	1,109	16,586	1,732
Loss on derivative instruments	-	115	3,300	115
Management, general and administrative	4,758	4,844	18,416	18,210
Acquisition costs	2,925	1,321	6,171	2,808
Total expenses	43,413	15,603	124,317	52,821
Income (loss) from continuing operations before equity in income (loss) from joint venture, gain on remeasurement of previously held joint venture, loss on extinguishment of debt and provision for taxes	(5,986)	2,109	(16,377)	3,883
Equity in net income (loss) from joint ventures	103	(2,854)	1,959	(5,662)

Loss from continuing operations before gain on remeasurement of previously held joint venture, loss on extinguishment of debt and provision for taxes	(5,883)	(745)	(14,418)	(1,779)
Gain on remeasurement of previously held joint venture	-	-	72,345	-
Loss on extinguishment of debt	-	-	(1,925)	-
Provision for taxes	162	(803)	(809)	(6,393)
Net income (loss) from continuing operations	(5,721)	(1,548)	55,193	(8,172)
Net income (loss) from discontinued operations	(2)	(4,399)	(524)	5,057
Provision for taxes	-	-	-	(2,515)
Gain on sale of joint venture interests to a related party	-	-	-	1,317
Net gains from disposals	-	-	-	389,140
Net income (loss) from discontinued operations	(2)	(4,399)	(524)	392,999
Net income (loss)	(5,723)	(5,947)	54,669	384,827
Net loss attributable to non-controlling interest	132	-	236	-
Net income (loss) attributable to Gramercy Property Trust Inc.	(5,591)	(5,947)	54,905	384,827
Preferred stock redemption costs	-	-	(2,912)	-
Preferred stock dividends	(1,576)	(1,792)	(7,349)	(7,162)
Net income (loss) available to common stockholders	$(7,167)	$(7,739)	$44,644	$377,665
Basic earnings per share:
Net income (loss) from continuing operations, net of preferred stock dividends	$(0.05)	$(0.05)	$0.43	$(0.25)
Net income (loss) from discontinued operations	-	(0.06)	-	6.39
Net income (loss) available to common stockholders	$(0.05)	$(0.11)	$0.43	$6.14
Basic weighted average common shares outstanding	133,859,665	69,724,546	104,811,814	61,500,847
Diluted earnings per share:
Net income (loss) from continuing operations, net of preferred stock dividends	$(0.05)	$(0.05)	$0.41	$(0.25)
Net income (loss) from discontinued operations	-	(0.06)	-	6.39
Net income (loss) available to common stockholders	$(0.05)	$(0.11)	$0.41	$6.14
Diluted weighted average common shares and common share equivalents outstanding	133,859,665	69,724,546	107,750,340	61,500,847

8

Gramercy Property Trust Inc.

Earnings per Share

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Numerator - Income (loss):
Net income (loss) from continuing operations	$(5,721)	$(1,548)	$55,193	$(8,172)
Net income (loss) from discontinued operations	(2)	(4,399)	(524)	392,999
Net income (loss)	(5,723)	(5,947)	54,669	384,827
Net loss attributable to noncontrolling interest	132	-	236	-
Preferred stock redemption costs	-	-	(2,912)	-
Preferred stock dividends	(1,576)	(1,792)	(7,349)	(7,162)
Net income (loss) available to common stockholders	$(7,167)	$(7,739)	$44,644	$377,665

Denominator-Weighted average shares:
Weighted average basic shares outstanding	133,859,665	69,724,546	104,811,814	61,500,847
Effect of dilutive securities:
Unvested share based payment awards	-	-	1,259,950	-
Options	-	-	52,415	-
Phantom stock units	-	-	592,284	-
OP Units	-	-	1,033,877	-
Diluted Shares	133,859,665	69,724,546	107,750,340	61,500,847

9

Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income (loss) available to common shareholders	$(7,167)	$(7,739)	$44,644	$377,665
Add:
Depreciation and amortization	13,957	2,824	36,408	6,449
FFO adjustments for joint ventures and equity investments	67	4,305	4,086	11,111
Net loss attributed to noncontrolling interest	(132)	-	(236)	-
Income (loss) from discontinued operations	2	4,399	524	(392,999)
Less:
Non-real estate depreciation and amortization	(204)	(337)	(784)	(952)
Gain on remeasurement of previously held joint venture	-	-	(72,345)	-
FFO adjustment for discontinued operations	-		-	(7)
Funds from operations	$6,523	$3,452	$12,297	$1,267

Add:
Acquisition costs	2,925	1,321	6,171	2,808
Other-than-temporary impairments on retained bonds	4,073	320	4,816	2,002
Loss on extinguishment of debt	-	-	1,925	-
Loss on derivative instruments	-	115	3,300	-
Preferred stock redemption costs	-	-	2,912	-
Change in preferred stock dividends	-	-	564	-
Core funds from operations	$13,521	$5,208	$31,985	$6,077

Add:
Non-cash stock-based compensation expense	803	575	2,901	2,147
Amortization of market lease assets	337	150	1,310	266
Amortization of deferred financing costs and non cash interest	520	232	2,561	167
Amortization of lease inducement costs	43	-	175	-
Return on construction advances	-	94	358	153
Non-real estate depreciation and amortization	204	337	784	952
Amortization of free rent received at property acquisition	175	-	544	-

Less:
AFFO adjustments for joint ventures	2	(281)	(793)	3,973
Straight-lined rent	(1,163)	(618)	(3,995)	(1,015)
Incentive fees under prior asset management contract, net of taxes	-	(1,776)	-	(5,675)
Amortization of market lease liabilities	(1,325)	(90)	(3,661)	(296)
Change in preferred stock dividends	-	-	(564)	-

Adjusted Funds from Operations	$13,117	$3,831	$31,605	$6,749

Funds from operations per share - basic	$0.05	$0.05	$0.12	$0.02

Funds from operations per share - diluted	$0.05	$0.05	$0.11	$0.02

Core funds from operations per share - basic	$0.10	$0.07	$0.30	$0.10

Core funds from operations per share - diluted	$0.10	$0.07	$0.30	$0.09

Adjusted funds from operations per share - basic	$0.10	$0.05	$0.30	$0.11

Adjusted funds from operations per share - diluted	$0.09	$0.05	$0.29	$0.10

10

Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure - continued

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Basic weighted average common shares outstanding - EPS	133,859,665	69,724,546	104,811,814	61,500,847
Weighted average non-vested share based payment awards	1,172,164	648,572	-	678,784
Weighted average partnership units held by noncontrolling interest	2,450,778	-	1,033,877	-
Weighted average common shares and units outstanding	137,482,607	70,373,118	105,845,691	62,179,631

Diluted weighted average common shares and common share equivalents outstanding - EPS (1)	133,859,665	69,724,546	107,750,340	61,500,847
Weighted average partnership units held by noncontrolling interest	2,450,778	-	-	-
Weighted average non-vested share based payment awards	2,432,114	2,182,499	-	2,212,711
Weighted average stock options	54,767	57,270	-	51,412
Phantom shares	592,284	534,038	-	534,038
Diluted weighted average common shares and units outstanding	139,389,608	72,498,353	107,750,340	64,299,008

(1) For the twelve months ended December 31, 2014, the diluted weighted average share calculation which is the denominator in diluted earnings per share includes the weighted average partnership units, non-vested share based payment awards, stock options and phantom shares. These amounts were excluded from the diluted earnings per share calculation for the three months ended December 31, 2014 and 2013, and the year ended December 31, 2013 because they would have been anti-dilutive during those periods.

Disclaimers

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

FFO, Core FFO and AFFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

11